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                                                                    Exhibit 4.10


                              CERTIFICATE OF TRUST
                                       OF
                             GOLDMAN SACHS CAPITAL I

         This Certificate of Trust of Goldman Sachs Capital I (the "Trust"), dated as of January 20, 2004, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.)(the "Act").

         1. Name. The name of the statutory trust being formed hereby is Goldman Sachs Capital I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

                                   THE BANK OF NEW YORK (DELAWARE), not in its individual capacity, but solely as trustee



                                   By: /s/ William T. Lewis
                                      _______________________________________
                                       Name:  William T. Lewis
                                       Title: Sr. Vice President